SCHEDULE II

INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

      					SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-J NET ENTERPRISES

          GAMCO INVESTORS, INC.
                       4/30/04           13,500             1.4426
                       4/27/04            1,500             1.5000
                       4/26/04            7,000             1.5443
                       4/16/04           10,000             1.6000
                       4/05/04              500             1.5400
                       4/05/04              500             1.5000
                       4/02/04            2,500             1.5000
                       4/01/04            3,000             1.4900
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       4/28/04            1,500             1.5000

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ BULLETIN BOARD.

(2) PRICE EXCLUDES COMMISSION.